STOCK PLEDGE AGREEMENT


DATE:                               December 30, 1999

PARTIES:

         Pledgor:                   Cygnet Capital Corporation
                                    2525 E. Camelback Road
                                    Suite 1150
                                    Phoenix, Arizona  85016

         Secured Party:             Ugly Duckling Finance Corporation
                                    2525 E. Camelback Road
                                    Suite 500
                                    Phoenix, Arizona  85016


RECITALS:

A. In connection with that certain Stock Purchase Agreement of even date herewith (the "Purchase Agreement"), among Ugly Duckling Corporation, a Delaware corporation, Ugly Duckling Car Sales and Finance Corporation, an Arizona corporation, Secured Party, Cygnet Dealer Finance, Inc., an Arizona corporation ("Cygnet"), and Pledgor, Pledgor is purchasing all of the outstanding common stock of Cygnet (the "Shares").

B. As part of the financing for the transaction, Pledgor has executed and delivered to Secured Party its promissory note of even date herewith (the "Note") in the principal amount of Twelve Million Dollars ($12,000,000) (the "Loan"). All documents evidencing and/or securing the Loan may be referred to as the "Loan Documents".

C. In order to induce Secured Party to make the Loan to Pledgor, Pledgor desires to grant a security interest in, and, pledge, sign and transfer, all of Pledgor's right, title and interest in and to the Shares, to Secured Party.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Pledge. Pledgor hereby grants to Secured Party a security interest in the Shares together with all rights thereof or arising therefrom, all additions thereto, dividends, options, warrants and payments arising thereunder, all proceeds from the sale or other disposition thereof, and all substitutions therefor (collectively the "Collateral"), as security for all of the Pledgor's obligations to Secured Party under the Note and any and all of the Loan Documents. Upon execution of this Agreement, Pledgor shall deliver to Secured Party stock power(s) and assignment(s) separate from certificate for the certificates representing the Shares endorsed in blank. The books of Cygnet shall contain a legend to reflect such pledge of the Shares hereunder.

2. Covenants and Representations. Pledgor agrees to take no action which would adversely affect the value of the Collateral or which would encumber, dilute or cloud Pledgor's title or interest therein. Pledgor represents and agrees to the following:

(a) Pledgor is and will continue to be the owner of the Collateral, free of any liens, security interests or assignments other than the security interest created by this Agreement;

(b) Pledgor shall deliver to Secured Party and Secured Party shall retain physical possession of all stock certificates and other instruments and documents representing or evidencing any of the Collateral, which stock certificates shall be duly endorsed in blank;

(c)      Pledgor  will  not  modify  or  amend  the   instruments  or  documents
         constituting  the  Collateral  or  make  any  compromise,   adjustment,
         settlement or termination in connection therewith;

(d) Pledgor will at all times defend the Collateral against any and all claims of any person, adverse to the claims of Secured Party;

(e) upon the occurrence of an Event of Default Pledgor will accept no payments, distributions or dividends on the Collateral and shall remit to Secured Party any payment or distribution received;

(f) the execution and delivery of this Agreement, and the performance of its terms, will not result in any violation of or constitute a default under the terms of any agreement, or other instrument, license, judgment, order, statute, ordinance or other governmental rule or regulation applicable to the Pledgor or the Collateral;

(g) upon its execution and delivery, this Agreement shall create an enforceable and valid lien in the Collateral;

(h) Pledgor has the full power and authority to enter into this Agreement, and the persons executing this Agreement on behalf of Pledgor have been duly authorized to act on behalf of Pledgor in the execution hereof;

(i) other than Pledgor, there are no parties who assert any type of ownership interest whatsoever in the Shares;

(j) other than this Agreement, there are no agreements which impose any conditions or restrictions on the Shares;

(k) all of the Shares have been duly authorized, validly issued and are fully paid and non-assessable;
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

(l) the granting by Pledgor to Secured Party of the security interest in the Collateral as evidenced by this Agreement complies with all applicable federal and state securities laws or qualifies for an exemption from such registration;

(m) Pledgor, as stockholder, owner, part owner, or in any other capacity, shall not vote for, ratify, accept, accede to, or approve any proposed transaction concerning the Collateral which would have an adverse effect on the rights of Secured Party hereunder; and

(n) The Shares represent all of the issued and outstanding stock of Cygnet, and there are no agreements in effect which require or obligate Cygnet to issue any additional shares of its stock and there are no outstanding options to purchase any shares of stock of Cygnet. There will be no agreements in effect which require or obligate Cygnet to issue any additional shares of stock of Cygnet and there will be no outstanding options to purchase any shares of stock of Cygnet.

3. Delivery of Instruments; Adjustments. Pledgor has delivered to Secured Party, all stock certificates and all documents evidencing any ownership of the Collateral or which are necessary or convenient for Secured Party to exercise any of Secured Party's rights hereunder. If, during the term of this Agreement, any stock dividends, reclassification, readjustments or other changes are declared or made in the capital structure of any corporation represented by the Collateral, or if any subscription or other options are exercisable with respect to the Collateral, all such new, substitute or additional shares or other securities, rights or interests issued shall be delivered to and held by Secured Party subject to this Agreement in the same manner as the Collateral.

4. Voting. So long as Pledgor is not in default hereunder, any Collateral may be
voted  by  the  Pledgor  at  all  meetings  of  stockholders,   subject  to  the
restrictions of Paragraph 2(m).

5. Events of Default. Any one or more of the following will constitute an event of default ("Event of Default") under this Agreement:

(a) any event occurs which constitutes an Event of Default under any of the Loan Documents;

(b) if Pledgor fails to pay or perform any of its obligations contained in this Agreement;

(c) any covenant, condition, agreement, representation or warranty made by Pledgor to Secured Party in this Agreement proves untrue in any material respect or is breached;

(d) if Pledgor becomes insolvent or bankrupt or admits in writing Pledgor's inability to pay Pledgor's debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver over a substantial part of

         Pledgor's property; or if Pledgor commences any proceeding relating to any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under the law of any jurisdiction.

(e) if any such application or proceeding referred to in the preceding paragraph (d) is commenced against Pledgor and Pledgor indicates Pledgor's approval, consent or acquiescence; or if any order is entered appointing a trustee or receiver over any of Pledgor's property or adjudicating Pledgor bankrupt or insolvent, or approving the petition in any such proceeding, and such order remains in effect for thirty
         (30) days.

(f) if any judgment, writ of attachment or any other legal process or proceeding for the execution upon, seizure of, or imposition of a lien upon, any of Pledgor's assets is entered or issued against Pledgor or against any of Pledgor's assets, which process or proceeding remains undismissed, unvacated, unbonded or unstayed for a period of thirty
         (30) days.

6. Remedies on Default. Upon the occurrence and during the continuance of an Event of Default, Secured Party may exercise any or all of the rights and remedies provided (a) by this Agreement, and/or (b) by any other applicable law. Without limiting the generality of the foregoing, upon the occurrence and continuance of an Event of Default, Secured Party may (i) instruct the secretary of Cygnet to pay all dividends to Secured Party, and (ii) sell the Collateral or any part thereof, without recourse to judicial proceedings, with the right to bid for and buy, free from any right of redemption, upon ten (10) days' notice (which notice is agreed to be reasonable notice for the purposes hereof) to the Pledgor, of the time and place of sale, for cash, upon credit or for future delivery, at Secured Party's option and in Secured Party's complete discretion:

(a)      at a public sale, including a sale at any broker's board or exchange;

(b) at private sale in any commercially reasonable manner which will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, or any other law or regulation. Secured Party is also hereby authorized, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as it may deem required or appropriate in the event of sale or disposition of any of the Collateral.

         In connection with the sale of any of the Collateral, Secured Party is authorized, but not obligated, to limit prospective purchasers to the extent deemed necessary or desirable by Secured Party to render such sale exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws, and any sale of the Collateral so made in good faith by Secured Party shall be deemed to be commercially reasonable. In connection with any such sale or other disposition in accordance with the provision hereof, Secured Party shall be authorized to deliver the Shares to or upon the order of Secured Party.

7. Taxes. Pledgor shall pay promptly, when due, any and all property taxes, excise taxes (however called) and other taxes, assessments, duties and other charges, which, if unpaid, might by law or otherwise become a lien or charge upon the Collateral (including any and all interest, penalties and related provisional fees) imposed, levied or assessed against the Collateral, or upon or measured by the use, ownership, possession or operation thereof, or in respect to this Agreement or the security interest in the Collateral granted and conveyed herein.

8. Pledgor's Failure to Pay Taxes and Other Items. If Pledgor fails to make any payment or do any act required of it under this Agreement, then Secured Party shall have the right, but not the obligation, upon three (3) days notice to Pledgor, and without releasing Pledgor from any obligation under this Agreement, to make or do the same, and to pay, purchase, contest or compromise any lien which in Secured Party's judgment places its security interest in the Collateral or Pledgor's title to the Collateral in jeopardy, and in exercising any such rights, to expend whatever reasonable amounts of Secured Party in its sole discretion may deem necessary therefor. Any amounts expended by Secured Party pursuant to this Section 8 shall be a demand obligation owing by Pledgor, which shall bear interest at the default rate (as defined in the Loan Documents) from the date Secured Party expends such amount until repaid.

9. Indemnification. Pledgor agrees to indemnify Secured Party for from and against all losses, claims, demands and liabilities of every kind and nature arising by reason of the assignment and security interest granted and the Collateral, excluding any of the same arising from the negligence or willful misconduct of the Secured Party, and agrees to pay all expenses, including, without limitation, expert witness fees and attorneys fees, incurred by Secured Party in the preservation, realization, enforcement or exercise of any of its rights, powers or remedies hereunder.

10. Unregistered Securities. Pledgor acknowledges that the Shares constitute unregistered securities subject to legal restrictions upon the transfer thereof which will render a public sale of the Shares unavailable. If, upon an Event of Default, Secured Party exercises its right to sell the shares, Pledgor waives all rights to public sale and agrees to the private placement of the Shares to any qualified third-party buyer at a commercially reasonable price therefor. Pledgor further acknowledges that the legal restrictions upon transfer of the Shares adversely affect the marketability of the Shares and any commercially reasonable price for the shares will include a discount from the proportionate part of the net asset value of the issuer represented by the Shares to reflect those restrictions upon marketability.

11. Irrevocable Proxy. Pledgor does hereby irrevocably constitute and appoint Secured Party and Secured Party's successors and assigns as its proxy, with full power, in the same manner, to the same extent, and with the same effect as if they were to do the same:

(a) to attend any and all meetings of the shareholders of Cygnet held from the date hereof, and to vote the Collateral at any such meeting in such manner as Secured Party shall, in its sole discretion, deem appropriate;

(b) to consent, in the sole discretion of Secured Party, to any and all actions by or with respect to Pledgor for which the consent of the Pledgor is or may be necessary or appropriate;

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

(c) without limitation, to do all things which Pledgor can or could do as a shareholder of Cygnet, giving to Secured Party full power and substitution and revocation; provided, however, that this proxy shall not be exercisable by Secured Party, and Pledgor alone shall have the foregoing powers, so long as there is no Event of Default hereunder pursuant to which Secured Party has notified Pledgor that Secured Party is exercising its rights under this section, and provided further that this proxy shall terminate at such time as this Agreement is terminated. Pledgor hereby revokes any proxy or proxies heretofore given to any person or persons and agrees not to give any other proxy in derogation hereof until such time as this Agreement is terminated. Pledgor and Secured Party hereby specifically agree that the proxy granted hereunder shall be deemed to be valid and irrevocable until this Agreement shall be terminated.

12. Attorney-in-Fact. Pledgor hereby appoints Secured Party as Pledgor's Attorney-in-Fact (without imposing any obligations on Secured Party), to perform all acts which Secured Party deems appropriate to perfect and continue the security interest granted hereunder. The Power of Attorney granted herein is coupled with an interest and is irrevocable until this Agreement is terminated.

13. Miscellaneous. This Agreement and all other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and shall supersede all other prior agreements, written or oral, with respect thereto.

(a) This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Pledgor shall not have the right to assign or transfer respective rights or obligations under this Agreement except with the prior written consent of Secured Party. Secured Party, at any time, may sell, assign, grant or otherwise transfer, in whole or in part, the indebtedness secured hereby and Secured Party's rights, interest and obligations under this Agreement or the Collateral and in such event, the transferee shall have the same rights, powers and authority with respect to this Agreement and the Collateral so transferred as are hereby given to Secured Party.

(b) This Agreement may be amended modified, renewed or extended but only by a written instrument, executed by all of the parties hereto in the manner of the execution of this Agreement.

(c) THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ARIZONA, AND, TO THE EXTENT THEY PREEMPT SUCH LAWS, THE LAWS OF THE UNITED STATES.

(d) All parties hereto shall, from time to time, do and perform such other and further acts and execute and deliver any and all such other and further instruments as may be required or reasonably requested by any other party to establish, maintain and protect the respective rights and remedies of such other party and to carry out and effect the intents and purposes of this Agreement.

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

(e) All documents, agreements, certificates and instruments herein required shall be in form and substance satisfactory in all respects to Secured Party in its sole discretion and shall be provided at the sole cost and expense of Pledgor.

(f) The representations and warranties hereunder shall survive the execution hereof and Secured Party may enforce such representations and warranties at any time. Pledgor's covenants shall survive the execution hereof and shall be performed fully and faithfully by Pledgor at all times. The indemnities of Pledgor shall survive repayment of the indebtedness secured hereby.

(g) If any term or provision of this Agreement, or the application thereof to any circumstance, shall be invalid, illegal or unenforceable to any extent, such term or provision shall not invalidate or render unenforceable any other term or provision of this Agreement, or the application of such term or provision to any other circumstance. To the extent permitted by law, the parties hereto hereby waive any provision of law that renders any term or provision hereof invalid or unenforceable in any respect.

(h)      Time is of the essence of this Agreement.

(i) Any notice, demand or any other instruments authorized by this Agreement to be served on or given shall be sufficiently served or given for all purposes on the earlier of: (a) when personally delivered to any officer of the party to whom it is addressed; (b) when sent by certified, registered or first class mail, postage prepaid, addressed to each party at its address set forth above or at such other address as has been furnished in writing by a party to the other in the manner provided in this Section; or (c) by overnight courier.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

15. Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof.

16. Construction. All references to the singular shall include the plural and vice versa and all references to the masculine shall include the neuter or feminine and vice versa. This Agreement has been reviewed and negotiated by counsel for each party and no ambiguity in this Agreement shall be construed against any party based upon its having prepared the same.

17. Termination. This Agreement shall terminate upon full satisfaction of the indebtedness hereby secured, and, upon such termination, Secured Party shall return to Pledgor any of the Collateral held by Secured Party pursuant to this Agreement, and the original executed copy of this Agreement which contains an irrevocable proxy.

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18.  Acknowledgment.  Pledgor acknowledges that Secured Party would not agree to make the Loan to Pledgor without the execution, delivery and performance of this Agreement by Pledgor. Pledgor further acknowledges that it has received good and sufficient consideration for the execution, delivery and performance of this Agreement.

19. No Duty to Protect. This is a pledge and assignment of Pledgor's rights and benefits in the Collateral without an assumption by Secured Party of any of Pledgor's duties or obligations attendant thereto. Except for physical safeguarding of the stock certificate(s) included in the Collateral delivered to Secured Party, Secured Party shall have no duty to protect, insure, collect or realize upon the Collateral or any proceeds therefrom nor shall Secured Party have any obligations to any third party by virtue of Secured Party's possession of the Collateral.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

         PLEDGORS:         CYGNET CAPITAL CORPORATION, an Arizona corporation


                           By:   /S/ STEVEN P. JOHNSON
                           ---------------------------
                           Its:      Secretary



      SECURED PARTY:  UGLY DUCKLING FINANCE CORPORATION, an Arizona corporation


                           By:   /S/ GREGORY B. SULLIVAN
                           -----------------------------
                           Its:      President

                                       8
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                             IRREVOCABLE STOCK POWER

                                 Certificate No.

         FOR VALUE RECEIVED, Cygnet Capital Corporation, an Arizona corporation ("Pledgor"), hereby assigns and transfers to UGLY DUCKLING FINANCE CORPORATION, an Arizona corporation ("Secured Party"), pursuant to the Stock Pledge Agreement, dated as of December __, 1999 (the "Pledge Agreement"), between the Pledgor and Secured Party, _________ shares of common stock of Cygnet Dealer Finance, Inc. as security for the Loan (as defined in the Pledge Agreement).

         The undersigned does hereby irrevocably constitute and appoint UGLY DUCKLING FINANCE CORPORATION as its attorney-in-fact to transfer the said stock on the books of Cygnet Dealer Finance, Inc. with full power of substitution in the premises.

Dated:  December __, 1999

                   CYGNET CAPITAL CORPORATION, an Arizona corporation


                           By:   _____________________
                           Its:  _____________________